RenaissanceRe Reports Net Income of $136.3 Million for the Second Quarter of 2016 or $3.22 Per Diluted Common Share; Quarterly Operating Income of $66.6 Million or $1.55 Per Diluted Common Share
Pembroke, Bermuda, July 26, 2016 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $136.3 million, or $3.22 per diluted common share, in the second quarter of 2016, compared to $73.2 million, or $1.59 per diluted common share, respectively, in the second quarter of 2015. Operating income available to RenaissanceRe common shareholders was $66.6 million, or $1.55 per diluted common share, in the second quarter of 2016, compared to $99.9 million, or $2.18 per diluted common share, respectively, in the second quarter of 2015. The Company reported an annualized return on average common equity of 12.6% and an annualized operating return on average common equity of 6.1% in the second quarter of 2016, compared to 6.6% and 9.1%, respectively, in the second quarter of 2015. Book value per common share increased $2.51, or 2.5%, in the second quarter of 2016 to $103.70, compared to a 1.3% increase in the second quarter of 2015. Tangible book value per common share plus accumulated dividends increased $2.68, or 2.8%, in the second quarter of 2016 to $113.07, compared to a 1.9% increase in the second quarter of 2015.
Kevin J. O'Donnell, CEO, commented:  "We reported $136.3 million of net income and 2.8% growth in tangible book value per share plus accumulated dividends for the quarter.”
Mr. O'Donnell continued:  "I am pleased with the way our team executed in this competitive market. We were able to grow in select areas we found attractive and to deepen our relationships with key clients, while maintaining our underwriting discipline. We also actively managed our capital position with over $200 million of share repurchases.  Overall, I’m proud of what we’ve accomplished in order to maintain our underwriting leadership position heading into the second half of the year.”
SECOND QUARTER 2016 HIGHLIGHTS

•
Gross premiums written of $759.1 million increased $97.1 million, or 14.7%, in the second quarter of 2016, compared to the second quarter of 2015, with the Company’s Lloyd’s, Specialty Reinsurance and Catastrophe Reinsurance segments experiencing increases of $44.3 million, or 38.0%; $40.7 million, or 25.4%; and $12.1 million, or 3.1%, respectively.

•
The Company generated underwriting income of $63.6 million and a combined ratio of 81.9% in the second quarter of 2016, compared to $94.1 million and 75.2%, respectively, in the second quarter of 2015. The increase in the combined ratio in the second quarter of 2016, compared to the second quarter of 2015, was primarily driven by an increase in net claims and claim expenses and underwriting expenses, adding 3.1 and 3.6 percentage points, respectively, to the combined ratio.

•
Included in net claims and claim expenses in the second quarter of 2016 was $32.8 million of net claims and claim expenses associated with a number of weather-related events in Texas (the “2016 Texas Events”) and $28.1 million associated with the wildfire originating near Fort McMurray, Alberta (the “Fort McMurray Wildfire”). The net negative impact of these events on the Company’s consolidated underwriting result was $50.4 million, and added 15.4 percentage points to the Company’s consolidated combined ratio. The net negative impact of these events on the Company’s net income available to RenaissanceRe common shareholders was $41.1 million. See below for additional information related to the 2016 Texas Events and the Fort McMurray Wildfire.

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was $123.8 million in the second quarter of 2016, compared to $11.3 million in the second quarter of 2015, an increase of $112.5 million. The total investment result during the second quarter of 2016 was primarily driven by net unrealized gains in the Company’s portfolio of fixed maturity investments trading, principally the result of a decrease in U.S. treasury yields and a flattening of the yield curve during the quarter, an increase in net investment income in the Company’s portfolio of fixed maturity investments, driven by an increase in average invested assets, and net realized and unrealized gains on equity investments trading as a result of the strong performance of a number of the Company’s equity positions during the quarter. Partially offsetting these items were net realized and unrealized losses on certain investments-related derivatives due to the flattening of the yield curve, noted above.

•
During the second quarter of 2016, the Company repurchased an aggregate of 1.7 million common shares in open market transactions at an aggregate cost of $187.1 million and at an average share price of $113.33. Subsequent to June 30, 2016 and through the period ended July 25, 2016, the Company repurchased 286 thousand common shares in open market transactions at an aggregate cost of $33.1 million and at an average share price of $115.66.

Net Negative Impact of the 2016 Texas Events and the Fort McMurray Wildfire
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest - DaVinci Re. The Company’s estimates of the 2016 Texas Events and the Fort McMurray Wildfire are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company’s actual net negative impact from these events will vary from these estimates, perhaps significantly. Changes in these estimates will be recorded in the period in which they occur.
The supplemental financial data below provides additional information detailing the net negative impact of the 2016 Texas Events and the Fort McMurray Wildfire on the Company’s consolidated financial statements for the three months ended June 30, 2016.

Three months ended June 30, 2016	2016 Texas Events	Fort McMurray Wildfire	Total
(in thousands, except percentages)
Net claims and claim expenses incurred	$(32,821)	$(28,061)	$(60,882)
Assumed reinstatement premiums earned	6,102	5,251	11,353
Ceded reinstatement premiums earned	—	(71)	(71)
Lost profit commissions	(477)	(370)	(847)
Net negative impact on underwriting result	(27,196)	(23,251)	(50,447)
Redeemable noncontrolling interest - DaVinciRe	5,124	4,247	9,371
Net negative impact	$(22,072)	$(19,004)	$(41,076)
Percentage point impact on consolidated combined ratio	8.2	7.0	15.4

Net negative impact on Catastrophe Reinsurance segment underwriting result	$(24,402)	$(18,763)	$(43,165)
Net negative impact on Specialty Reinsurance segment underwriting result	(1,901)	(500)	(2,401)
Net negative impact on Lloyd's segment underwriting result	(893)	(3,988)	(4,881)
Net negative impact on underwriting result	$(27,196)	$(23,251)	$(50,447)

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $397.5 million in the second quarter of 2016, an increase of $12.1 million, or 3.1%, compared to $385.4 million in the second quarter of 2015. Market conditions remained challenging during the second quarter of 2016, however the Company was able to increase its participation on a select number of transactions it believes have comparably attractive risk-return attributes, while continuing to exercise underwriting discipline given prevailing market terms and conditions. Included in gross premiums written in the Catastrophe Reinsurance segment in the second quarter of 2016 was $10.9 million of reinstatement premiums associated with the 2016 Texas Events and the Fort McMurray Wildfire.
Managed catastrophe premiums were $461.8 million in the second quarter of 2016, an increase of $22.5 million, or 5.1%, compared to $439.3 million in the second quarter of 2015. For the first six months of 2016, managed catastrophe premiums were $848.0 million, a decrease of $14.4 million, or 1.7%, compared to $862.4 million in the first six months of 2015.
The Catastrophe Reinsurance segment generated underwriting income of $50.6 million and a combined ratio of 64.3% in the second quarter of 2016, compared to $65.9 million and 59.5% in the second quarter of 2015, respectively. Principally impacting underwriting income in the second quarter of 2016, compared to the second quarter of 2015, was a $21.1 million decrease in net premiums earned, partially offset by a $6.5 million decrease in underwriting expenses. Net claims and claim expenses increased $0.8 million in the second quarter of 2016, compared to the second quarter of 2015, and included $29.7 million and $23.5 million of net claims and claim expenses associated with the 2016 Texas Events and the Fort McMurray Wildfire. The net negative impact on the Catastrophe Reinsurance segment underwriting result of the 2016 Texas Events and the Fort McMurray Wildfire was $43.2 million, and these events increased the Catastrophe Reinsurance segment combined ratio by 36.0 percentage points.
The Company experienced $14.2 million of favorable development on prior accident year net claims and claim reserves within its Catastrophe Reinsurance segment during the second quarter of 2016, compared to $12.0 million in the second quarter of 2015. The $14.2 million of favorable development in the second quarter of 2016 was principally driven by a reduction in ultimate losses on a number of relatively small catastrophe events from 2015.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $200.7 million in the second quarter of 2016, an increase of $40.7 million, or 25.4%, compared to the second quarter of 2015, principally driven by an increase in the credit lines of business. For the first six months of 2016, gross premiums written in the Specialty Reinsurance segment were $569.7 million, an increase of $285.4 million, or 100.4%, compared to $284.3 million in the first six months of 2015, driven in large part by the acquisition of Platinum Underwriters Holdings, Ltd. (“Platinum”), as well as by select organic growth. The Company’s Specialty Reinsurance segment premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
The Specialty Reinsurance segment generated underwriting income of $15.4 million and a combined ratio of 88.8% in the second quarter of 2016, compared to generating underwriting income of $22.5 million and a combined ratio of 85.5%, respectively, in the second quarter of 2015. The Specialty Reinsurance segment’s combined ratio was impacted by the underwriting expense ratio which increased 9.2 percentage points in the second quarter of 2016, compared to the second quarter of 2015, partially offset by a 5.9 percentage point decrease in the net claims and claim expense ratio in the second quarter of 2016, compared to the second quarter of 2015, principally driven by a $19.2 million decrease in current accident year net claims and claim expenses.
The Company experienced $17.4 million of favorable development on prior accident years net claims and claim reserves within its Specialty Reinsurance segment during the second quarter of 2016, compared to $18.3 million in the second quarter of 2015. The favorable development on prior accident years net claims and claim expenses of $17.4 million in the second quarter of 2016 was principally driven by actual reported losses coming in better than expected on attritional net claims and claim expenses and $6.1 million of favorable development associated with actuarial assumption changes.
Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $160.9 million in the second quarter of 2016, an increase of $44.3 million, or 38.0%, compared to the second quarter of 2015, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, notwithstanding challenging overall market conditions. For the first six months of 2016, gross premiums written in the Lloyd’s segment were $293.7 million, an increase of $46.9 million, or 19.0%, compared to $246.7 million in the first six months of 2015.
The Lloyd’s segment incurred an underwriting loss of $2.3 million and a combined ratio of 103.1% in the second quarter of 2016, compared to underwriting income of $5.9 million and a combined ratio of 90.4% in the second quarter of 2015. Impacting the combined ratio in the Lloyd’s segment during the second quarter of 2016, compared to the second quarter of 2015, was a 7.2 and 8.2 percentage point increase in the current year and prior accident years net claims and claim expense ratio, respectively, partially offset by a 2.7 percentage point decrease in the underwriting expense ratio. Included in current accident year net claims and claim expenses was $5.3 million associated with the 2016 Texas Events and the Fort McMurray Wildfire, which increased the Lloyd’s segment combined ratio by 6.7 percentage points.
The Lloyd’s segment experienced $2.3 million of adverse development on prior accident years net claims and claim expenses in the second quarter of 2016, compared to favorable development of $3.1 million in the second quarter of 2015, principally driven by actual reported loss activity coming in slightly higher than expected.

Other Items

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Net income attributable to noncontrolling interests in the second quarter of 2016 was $30.6 million, an increase from $12.2 million in the second quarter of 2015, principally due to an increase in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”). The Company’s ownership in DaVinciRe was 24.0% at June 30, 2016, compared to 26.3% at June 30, 2015.

•
Corporate expenses decreased $7.1 million to $5.8 million in the second quarter of 2016, compared to $12.9 million in the second quarter of 2015, primarily reflecting a decrease to $0.2 million of corporate expenses associated with the acquisition and integration of Platinum incurred during the second quarter of 2016, compared to $7.8 million in the second quarter of 2015.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 27, 2016 at 10:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of emerging claims and coverage issues; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; continued soft reinsurance underwriting market conditions; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to U.S. taxation; the performance of the Company’s investment portfolio; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the adequacy of the Company’s ceding companies’ ability to assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; uncertainties related to the vote in the United Kingdom to leave the European Union; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates; challenges to the claim of exemption from insurance regulation of RenaissanceRe and its subsidiaries and increased global regulation of the insurance and reinsurance industry; losses that the Company could face from terrorism, political unrest or war; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; regulatory or legislative changes adversely impacting the Company; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of customers or insurance and reinsurance brokers; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of investors in RenaissanceRe or joint ventures or other entities the Company manages; changes in regulatory regimes and/or accounting rules, including the European Union directive concerning capital adequacy, risk management and regulatory reporting for insurers; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Elizabeth Tillman
Director - Corporate Finance	Director - Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 295-4513	(212) 238-9224
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues
Gross premiums written	$759,128	$661,997	$1,621,261	$1,305,575
Net premiums written	$519,916	$508,677	$1,031,591	$912,712
Increase in unearned premiums	(168,514)	(128,849)	(326,583)	(236,124)
Net premiums earned	351,402	379,828	705,008	676,588
Net investment income	54,124	38,604	82,987	78,311
Net foreign exchange losses	(690)	(1,740)	(2,382)	(4,870)
Equity in earnings of other ventures	6,022	6,160	7,633	11,455
Other income	2,654	1,427	6,733	2,966
Net realized and unrealized gains (losses) on investments	69,772	(26,712)	131,425	15,037
Total revenues	483,284	397,567	931,404	779,487
Expenses
Net claims and claim expenses incurred	167,750	169,344	294,355	246,197
Acquisition expenses	69,005	61,666	134,597	105,067
Operational expenses	51,073	54,673	107,308	100,294
Corporate expenses	5,752	12,868	13,977	58,401
Interest expense	10,536	9,862	21,074	15,178
Total expenses	304,116	308,413	571,311	525,137
Income before taxes	179,168	89,154	360,093	254,350
Income tax (expense) benefit	(6,612)	1,842	(9,356)	49,746
Net income	172,556	90,996	350,737	304,096
Net income attributable to noncontrolling interests	(30,635)	(12,167)	(75,226)	(51,829)
Net income available to RenaissanceRe	141,921	78,829	275,511	252,267
Dividends on preference shares	(5,596)	(5,596)	(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders	$136,325	$73,233	$264,320	$241,076

Net income available to RenaissanceRe common shareholders per common share - basic	$3.23	$1.60	$6.20	$5.61
Net income available to RenaissanceRe common shareholders per common share - diluted	$3.22	$1.59	$6.16	$5.56

Average shares outstanding - basic	41,693	45,303	42,135	42,467
Average shares outstanding - diluted	41,885	45,657	42,398	42,839

Net claims and claim expense ratio	47.7%	44.6%	41.8%	36.4%
Underwriting expense ratio	34.2%	30.6%	34.3%	30.3%
Combined ratio	81.9%	75.2%	76.1%	66.7%
Net income available to RenaissanceRe common shareholders per common share - diluted	$3.22	$1.59	$6.16	$5.56
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$1.55	$2.18	$3.06	$5.21
Return on average common equity - annualized	12.6%	6.6%	12.2%	11.8%
Operating return on average common equity - annualized (1)	6.1%	9.1%	6.1%	11.0%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2016	December 31, 2015
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,073,129	$6,765,005
Fixed maturity investments available for sale, at fair value	12,434	17,813
Total fixed maturity investments, at fair value	7,085,563	6,782,818
Short term investments, at fair value	1,000,206	1,208,401
Equity investments trading, at fair value	301,298	393,877
Other investments, at fair value	489,702	481,621
Investments in other ventures, under equity method	133,448	132,351
Total investments	9,010,217	8,999,068
Cash and cash equivalents	455,521	506,885
Premiums receivable	1,332,667	778,009
Prepaid reinsurance premiums	533,092	230,671
Reinsurance recoverable	222,006	134,526
Accrued investment income	37,900	39,749
Deferred acquisition costs	331,152	199,380
Receivable for investments sold	203,165	220,834
Other assets	160,873	181,011
Goodwill and other intangibles	258,170	265,154
Total assets	$12,544,763	$11,555,287
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,844,243	$2,767,045
Unearned premiums	1,518,106	889,102
Debt	954,577	960,495
Reinsurance balances payable	753,699	523,974
Payable for investments purchased	432,926	391,378
Other liabilities	215,592	245,145
Total liabilities	6,719,143	5,777,139
Redeemable noncontrolling interest	1,122,403	1,045,964
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	41,496	43,701
Additional paid-in capital	242,561	507,674
Accumulated other comprehensive income	2,337	2,108
Retained earnings	4,016,823	3,778,701
Total shareholders’ equity attributable to RenaissanceRe	4,703,217	4,732,184
Total liabilities, noncontrolling interests and shareholders’ equity	$12,544,763	$11,555,287

Book value per common share	$103.70	$99.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended June 30, 2016
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$397,454	$200,733	$160,941	$—	$759,128
Net premiums written	$255,645	$132,420	$131,851	$—	$519,916
Net premiums earned	$141,616	$137,168	$72,618	$—	$351,402
Net claims and claim expenses incurred	56,131	67,701	43,832	86	167,750
Acquisition expenses	16,227	34,127	18,651	—	69,005
Operational expenses	18,685	19,959	12,408	21	51,073
Underwriting income (loss)	$50,573	$15,381	$(2,273)	$(107)	63,574
Net investment income				54,124	54,124
Net foreign exchange losses				(690)	(690)
Equity in earnings of other ventures				6,022	6,022
Other income				2,654	2,654
Net realized and unrealized gains on investments				69,772	69,772
Corporate expenses				(5,752)	(5,752)
Interest expense				(10,536)	(10,536)
Income before taxes and redeemable noncontrolling interests					179,168
Income tax expense				(6,612)	(6,612)
Net income attributable to redeemable noncontrolling interests				(30,635)	(30,635)
Dividends on preference shares				(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders					$136,325

Net claims and claim expenses incurred – current accident year	$70,321	$85,117	$41,567	$—	$197,005
Net claims and claim expenses incurred – prior accident years	(14,190)	(17,416)	2,265	86	(29,255)
Net claims and claim expenses incurred – total	$56,131	$67,701	$43,832	$86	$167,750

Net claims and claim expense ratio – current accident year	49.7%	62.1%	57.2%		56.1%
Net claims and claim expense ratio – prior accident years	(10.1)%	(12.7)%	3.2%		(8.4)%
Net claims and claim expense ratio – calendar year	39.6%	49.4%	60.4%		47.7%
Underwriting expense ratio	24.7%	39.4%	42.7%		34.2%
Combined ratio	64.3%	88.8%	103.1%		81.9%

	Three months ended June 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$385,366	$160,013	$116,618	$—	$661,997
Net premiums written	$270,490	$139,867	$98,320	$—	$508,677
Net premiums earned	$162,705	$155,584	$61,539	$—	$379,828
Net claims and claim expenses incurred	55,376	86,062	27,683	223	169,344
Acquisition expenses	19,314	28,251	14,210	(109)	61,666
Operational expenses	22,090	18,747	13,719	117	54,673
Underwriting income (loss)	$65,925	$22,524	$5,927	$(231)	94,145
Net investment income				38,604	38,604
Net foreign exchange losses				(1,740)	(1,740)
Equity in earnings of other ventures				6,160	6,160
Other income				1,427	1,427
Net realized and unrealized losses on investments				(26,712)	(26,712)
Corporate expenses				(12,868)	(12,868)
Interest expense				(9,862)	(9,862)
Income before taxes and noncontrolling interests					89,154
Income tax benefit				1,842	1,842
Net income attributable to noncontrolling interests				(12,167)	(12,167)
Dividends on preference shares				(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders					$73,233

Net claims and claim expenses incurred – current accident year	$67,334	$104,315	$30,771	$—	$202,420
Net claims and claim expenses incurred – prior accident years	(11,958)	(18,253)	(3,088)	223	(33,076)
Net claims and claim expenses incurred – total	$55,376	$86,062	$27,683	$223	$169,344

Net claims and claim expense ratio – current accident year	41.4%	67.0%	50.0%		53.3%
Net claims and claim expense ratio – prior accident years	(7.4)%	(11.7)%	(5.0)%		(8.7)%
Net claims and claim expense ratio – calendar year	34.0%	55.3%	45.0%		44.6%
Underwriting expense ratio	25.5%	30.2%	45.4%		30.6%
Combined ratio	59.5%	85.5%	90.4%		75.2%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Six months ended June 30, 2016
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$757,877	$569,722	$293,662	$—	$1,621,261
Net premiums written	$444,430	$392,511	$194,650	$—	$1,031,591
Net premiums earned	$278,601	$292,486	$133,921	$—	$705,008
Net claims and claim expenses incurred	63,951	159,553	70,848	3	294,355
Acquisition expenses	25,807	75,852	32,938	—	134,597
Operational expenses	38,953	41,732	26,542	81	107,308
Underwriting income (loss)	$149,890	$15,349	$3,593	$(84)	168,748
Net investment income				82,987	82,987
Net foreign exchange losses				(2,382)	(2,382)
Equity in earnings of other ventures				7,633	7,633
Other income				6,733	6,733
Net realized and unrealized gains on investments				131,425	131,425
Corporate expenses				(13,977)	(13,977)
Interest expense				(21,074)	(21,074)
Income before taxes and redeemable noncontrolling interests					360,093
Income tax expense				(9,356)	(9,356)
Net income attributable to redeemable noncontrolling interests				(75,226)	(75,226)
Dividends on preference shares				(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders					$264,320

Net claims and claim expenses incurred – current accident year	$84,204	$173,495	$67,515	$—	$325,214
Net claims and claim expenses incurred – prior accident years	(20,253)	(13,942)	3,333	3	(30,859)
Net claims and claim expenses incurred – total	$63,951	$159,553	$70,848	$3	$294,355

Net claims and claim expense ratio – current accident year	30.2%	59.3%	50.4%		46.1%
Net claims and claim expense ratio – prior accident years	(7.2)%	(4.7)%	2.5%		(4.3)%
Net claims and claim expense ratio – calendar year	23.0%	54.6%	52.9%		41.8%
Underwriting expense ratio	23.2%	40.2%	44.4%		34.3%
Combined ratio	46.2%	94.8%	97.3%		76.1%

	Six months ended June 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$774,613	$284,304	$246,748	$(90)	$1,305,575
Net premiums written	$493,130	$243,782	$175,889	$(89)	$912,712
Net premiums earned	$306,472	$250,460	$119,745	$(89)	$676,588
Net claims and claim expenses incurred	62,970	125,650	57,526	51	246,197
Acquisition expenses	26,968	48,940	28,903	256	105,067
Operational expenses	42,453	32,037	25,659	145	100,294
Underwriting income (loss)	$174,081	$43,833	$7,657	$(541)	225,030
Net investment income				78,311	78,311
Net foreign exchange losses				(4,870)	(4,870)
Equity in earnings of other ventures				11,455	11,455
Other income				2,966	2,966
Net realized and unrealized gains on investments				15,037	15,037
Corporate expenses				(58,401)	(58,401)
Interest expense				(15,178)	(15,178)
Income before taxes and noncontrolling interests					254,350
Income tax benefit				49,746	49,746
Net income attributable to noncontrolling interests				(51,829)	(51,829)
Dividends on preference shares				(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders					$241,076

Net claims and claim expenses incurred – current accident year	$91,458	$153,579	$56,381	$—	$301,418
Net claims and claim expenses incurred – prior accident years	(28,488)	(27,929)	1,145	51	(55,221)
Net claims and claim expenses incurred – total	$62,970	$125,650	$57,526	$51	$246,197

Net claims and claim expense ratio – current accident year	29.8%	61.3%	47.1%		44.5%
Net claims and claim expense ratio – prior accident years	(9.3)%	(11.1)%	0.9%		(8.1)%
Net claims and claim expense ratio – calendar year	20.5%	50.2%	48.0%		36.4%
Underwriting expense ratio	22.7%	32.3%	45.6%		30.3%
Combined ratio	43.2%	82.5%	93.6%		66.7%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $(0.1) million for the six months ended June 30, 2015.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$251,695	$243,246	$497,784	$508,976
DaVinci catastrophe premiums	145,759	142,120	260,093	265,637
Total Catastrophe Reinsurance segment gross premiums written	$397,454	$385,366	$757,877	$774,613

Specialty Reinsurance Segment
Casualty	$87,989	$84,953	$235,790	$147,058
Credit	71,395	19,911	210,025	48,622
Property	18,235	23,215	57,859	28,424
Other	23,114	31,934	66,048	60,200
Total Specialty Reinsurance segment gross premiums written	$200,733	$160,013	$569,722	$284,304

Lloyd’s Segment
Casualty	$62,110	$48,426	$133,038	$110,397
Catastrophe	39,602	33,379	62,635	59,024
Property	38,662	24,130	60,541	47,899
Credit	2,860	1,534	7,064	4,119
Other	17,707	9,149	30,384	25,309
Total Lloyd’s segment gross premiums written	$160,941	$116,618	$293,662	$246,748

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$397,454	$385,366	$757,877	$774,613
Catastrophe premiums written in the Lloyd’s segment	39,602	33,379	62,635	59,024
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	25,689	21,411	36,785	35,575
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	(896)	(835)	(9,263)	(6,785)
Total managed catastrophe premiums (1)	$461,849	$439,321	$848,034	$862,427

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Fixed maturity investments	$46,091	$33,791	$82,097	$59,730
Short term investments	1,227	297	2,227	494
Equity investments trading	865	1,913	2,528	4,517
Other investments
Private equity investments	4,356	5,425	(5,002)	15,838
Other	5,035	674	8,344	4,182
Cash and cash equivalents	209	127	338	275
	57,783	42,227	90,532	85,036
Investment expenses	(3,659)	(3,623)	(7,545)	(6,725)
Net investment income	54,124	38,604	82,987	78,311

Gross realized gains	22,661	8,672	40,411	30,204
Gross realized losses	(7,804)	(21,552)	(22,469)	(26,423)
Net realized gains (losses) on fixed maturity investments	14,857	(12,880)	17,942	3,781
Net unrealized gains (losses) on fixed maturity investments trading	44,271	(48,104)	129,736	(22,132)
Net realized and unrealized (losses) gains on investments-related derivatives	(9,151)	19,816	(28,600)	15,608
Net realized gains on equity investments trading	14,729	8,832	13,911	16,313
Net unrealized gains (losses) on equity investments trading	5,066	5,624	(1,564)	1,467
Net realized and unrealized gains (losses) on investments	69,772	(26,712)	131,425	15,037
Change in net unrealized gains on fixed maturity investments available for sale	(90)	(560)	(359)	(743)
Total investment result	$123,806	$11,332	$214,053	$92,605

Total investment return - annualized	5.5%	0.5%	4.7%	2.2%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except percentages)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income available to RenaissanceRe common shareholders	$136,325	$73,233	$264,320	$241,076
Adjustment for net realized and unrealized (gains) losses on investments	(69,772)	26,712	(131,425)	(15,037)
Operating income available to RenaissanceRe common shareholders	$66,553	$99,945	$132,895	$226,039

Net income available to RenaissanceRe common shareholders per common share - diluted	$3.22	$1.59	$6.16	$5.56
Adjustment for net realized and unrealized (gains) losses on investments	(1.67)	0.59	(3.10)	(0.35)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$1.55	$2.18	$3.06	$5.21

Return on average common equity - annualized	12.6%	6.6%	12.2%	11.8%
Adjustment for net realized and unrealized (gains) losses on investments	(6.5)%	2.5%	(6.1)%	(0.8)%
Operating return on average common equity - annualized	6.1%	9.1%	6.1%	11.0%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. A reconciliation of “managed catastrophe premiums” to Catastrophe Reinsurance segment gross premiums written is included on page 10 of this Press Release.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Book value per common share	$103.70	$101.19	$99.13	$97.41	$96.43
Adjustment for goodwill and other intangibles (1)	(6.73)	(6.59)	(6.59)	(6.65)	(6.51)
Tangible book value per common share	96.97	94.60	92.54	90.76	89.92
Adjustment for accumulated dividends	16.10	15.79	15.48	15.18	14.88
Tangible book value per common share plus accumulated dividends	$113.07	$110.39	$108.02	$105.94	$104.80

Quarterly change in book value per common share	2.5%	2.1%	1.8%	1.0%	1.3%
Quarterly change in tangible book value per common share plus change in accumulated dividends	2.8%	2.6%	2.3%	1.3%	1.9%
Year to date change in book value per common share	4.6%				7.0%
Year to date change in tangible book value per common share plus change in accumulated dividends	5.5%				1.4%

(1)
At June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, goodwill and other intangibles included $21.4 million, $22.3 million, $23.2 million, $22.9 million and $23.5 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.